Exhibit 99.1

CONTACTS:

Richard Leland

Investor Relations

561.438.3796

richard.leland@officedepot.com

Brian Levine

Public Relations

561.438.2895

brian.levine@officedepot.com

OFFICE DEPOT AND STARBOARD REACH SETTLEMENT AGREEMENT

Starboard to Withdraw Proxy Solicitation and

Vote the White Card at Upcoming Annual Meeting

Boca Raton, Fla., August 20, 2013 — Office Depot, Inc. (NYSE: ODP), a leading global provider of office supplies and services, today announced that the Company and its largest shareholder, Starboard Value LP (together with its affiliates, “Starboard”), have reached a settlement agreement ahead of the Company’s upcoming Annual Meeting of Shareholders on August 21, 2013. As part of the settlement agreement, Starboard nominees Cynthia Jamison, Jeffrey Smith, and Joseph Vassalluzzo have agreed to join the Office Depot Board and will be appointed to the Board upon the resignations of Directors Marsha J. Evans and W. Scott Hedrick the day after the Company’s annual meeting.

Office Depot will expand the Board from ten to eleven directors to accommodate the additional director. Following the appointment of the new directors, the Board will select a new non-executive lead director. In addition, upon his appointment to the Board, Mr. Vassalluzzo will join the CEO Selection Committee in the search process for the CEO of the combined company. He will replace Ms. Evans. If the merger with OfficeMax is completed, Office Depot will include both Mr. Smith and Mr. Vassalluzzo as continuing directors.

Starboard has agreed to withdraw its proxy solicitation and has committed to vote the White proxy card in support of Office Depot’s director nominees. Any shareholders who have already voted the Starboard Gold proxy card and who wish to have their votes counted in the election may submit a later-dated vote on the WHITE proxy card.

“We are very pleased to have reached an agreement with Starboard which we believe is in the best interests of all our shareholders,” said Neil Austrian, Chairman and CEO of Office Depot. “The resolution will allow us to continue our progress and momentum in our proposed merger with OfficeMax. Integration planning and the CEO search are already well underway and the merger is on track to close on or before year-end.”

“As Office Depot’s largest shareholder, we look forward to working together with the Office Depot Board with the common goal of maximizing value for all shareholders through the OfficeMax transaction and the CEO selection process,” said Jeffrey C. Smith, Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value.

Shareholders who need assistance in voting or who have questions about the annual meeting may call the Company’s proxy solicitor toll-free at (877) 825-8621.

About Office Depot

Office Depot provides core office supplies, the latest technology, school essentials, copy & print services, cleaning & breakroom products, and furniture to consumers, teachers and businesses of all sizes through 1,614 worldwide retail stores, global e-commerce operations, a dedicated sales force, an inside sales organization, and top-rated catalogs. The Company has annual sales of approximately $10.7 billion, employs about 38,000 associates, and serves customers in 60 countries around the world.

Office Depot’s common stock is listed on the New York Stock Exchange under the symbol ODP. Additional press information can be found at: http://news.officedepot.com.

IMPORTANT INFORMATION HAS BEEN AND WILL BE FILED WITH THE SEC

In connection with the solicitation of proxies for Office Depot’s Annual Meeting of Shareholders (the “2013 Annual Meeting”), Office Depot has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement concerning the proposals to be presented at the 2013 Annual Meeting. The proxy statement contains important information about Office Depot and the 2013 Annual Meeting. Office Depot and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Office Depot’s shareholders in connection with the election of directors and other matters to be proposed at the 2013 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other proxy materials (the “Proxy Materials”) filed by Office Depot with the SEC on July 19, 2013. On July 22, 2013, Office Depot mailed the Proxy Materials to shareholders of record as of July 11, 2013. Investors and shareholders are able to obtain free copies of the Proxy Materials and other documents filed with the SEC by Office Depot through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders are able to obtain free copies of the Proxy Materials and other documents filed by Office Depot with the SEC by contacting Office Depot Investor Relations at 6600 North Military Trail, Boca Raton, FL 33496, or by calling 561-438-7878.

OFFICE DEPOT SAFE HARBOR STATEMENT

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Office Depot, the merger and other transactions contemplated by the merger agreement, and the outcome of the 2013 Annual Meeting. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Office Depot, based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Office Depot’s control. Therefore, investors and shareholders should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include adverse regulatory decisions; failure to satisfy other closing conditions with respect to the merger; the risks that the new businesses will not be integrated successfully or that Office Depot will not realize estimated cost savings and synergies; Office Depot’s ability to maintain its current long-term credit rating; unanticipated changes in the markets for its business segments; unanticipated downturns in business relationships with customers or their purchases from Office Depot; competitive pressures on Office Depot’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties that affect Office Depot’s business described in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC. Office Depot does not assume any obligation to update these forward-looking statements.

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